SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2013

(Date of Earliest Event Reported)

BRENHAM OIL & GAS CORP.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	333-169507	27-2413874
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Brenham Oil & Gas Corp.’s wholly owned subsidiary Brenham Oil & Gas, Inc. previously sued TGS-Nopec Geophysical Company and Eni S.p.A. in the 189th District Court of Harris County, Texas.  The allegations against TGS-Nopec Geophysical Company were that the Houston headquartered company tortiously interfered with Brenham’s business relationship with the Republic of Togo with respect to negotiations surrounding a Production Sharing Agreement for the oil and gas concession known as Togo Block 2.  Brenham sued Eni S.p.A. for allegedly aiding and abetting the alleged tortious interference.

On April 19, 2013, the district court granted Eni S.p.A.’s plea to the Court’s jurisdiction and in doing so the Court implicitly found that it could not exercise jurisdiction over the Italian multinational Eni S.p.A..   Brenham appealed the district court’s ruling to the Texas First Court of Appeals, and the matter is currently pending.  On June 28, 2013 the district court granted TGS-Nopec’s Motion To Dismiss for Forum Non Conveniens thereby holding that Texas was not the proper forum for Brenham Oil & Gas, Inc.’s litigation against TGS-Nopec, and dismissing the lawsuit.  Brenham Oil & Gas, Inc. is appealing this ruling.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR

   CEO AND PRESIDENT

   Dated: July 3, 2013